UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2015

MEDICAN ENTERPRISES, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-53408	87-0474017
(Commission File Number)	(IRS Employer Identification No.)

3440 E. Russell Road, Las Vegas, NV, 89120
(Address of Principal Executive Offices)

(800) 416-8802
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Definitive Material Agreement

On January 15, 2015, Medican Enterprises, Inc. (the “Company”) entered into a Purchase Contract (the “Agreement”) with JTB Real Estate LLLP (“Seller”), wherein the Company contracted to purchase an industrial building and surrounding land (the “Property”).  The Property is located at 10040 N. Metro Parkway W., Phoenix, Arizona 85051 and is currently leased through August 2018 to an Arizona state licensed medical marijuana dispensary.  Pursuant to the Agreement, the lease will be assigned to the Company.  The lease provides for two five-year tenant renewal options. The lease rate of $15,000 per month increases at 3 percent per year or the consumer price index, whichever is greater. Additional rent in the amount of 30% of the gros revenue of the tenant’s business will be collected on a monthly basis.

Pursuant to the Agreement, the Company has agreed to a purchase price of $2,250,000.00 for the Property. The purchase price will be paid as follows:

(i)	$10,000 was paid to the Seller upon execution of the Agreement.

(ii)
$850,000 will be paid in the form of a Convertible Debenture (the “Convertible Debenture”) in favor of the Seller to be executed at the Closing that bears ten percent interest per annum and may be converted at the election of the Seller after six months. If the Seller elects to convert all or a portion of the Convertible Debenture, it shall be converted at a forty percent discount to the weighted average trading price per share of the Company’s common stock for the twenty (20) consecutive trading days prior to the date of conversion.  The Convertible Debenture is secured by a second priority lien on the Property.

(iii)	Approximately, $1.35 million will be paid with mortgage indebtedness.

(iv)
The balance of the purchase price shall be delivered over time, with fifty percent (50%) of the additional rent from the Property actually collected by the Buyer, net of any legal or other costs directly incurred by the Buyer in order to effect payment, in respect of rent amounts accrued but unpaid for the period of the lease term arising prior to the Closing date, provided that after a date which is three (3) years from the Closing date, the Company shall no longer be obligated to pay any amounts to the Seller.

The closing for the purchase and sale of the Property is schedule to occur on or before January 31, 2015.

The foregoing summary of the terms of the Agreement and the Convertible Debenture are subject to, and qualified in their entirety by, the agreements and instruments attached hereto as Exhibits 10.1 and 4.1, respectively, which are incorporated by reference herein.

Item 3.02  Unregistered Sales of Equity Securities

RDW Note

On January 16, 2015, the Company entered into 10% convertible promissory note in the principal amount of up to $100,000 (the "RDW Note"). The initial amount delivered to the Company under the RDW Note was $45,000, with an additional $45,000 to be delivered at a later date. The financing on the initial amount closed on January 16, 2015.

The principal due under the RDW Note bears interest at the rate of 10% per annum. Upon an event of default, interest will continue to accrue at this rate of 10%. All interest and principal must be repaid on or before July 16, 2015. The principal and interest underlying the RDW Note is convertible at any time into common stock, at RDW’s option, and will be equal to 35% of the lowest trading price of the Company’s common stock during the twenty consecutive trading days prior to the date on which RDW (or the then-holder of the RDW Note) elects to convert all or part of the RDW Note. In connection therewith, the Company agreed to reserve from its authorized and unissued shares at least the number of shares that may be issuable upon conversion of the note.

The Company may prepay any portion of the principal amount at 130% of such amount along with any accrued interest of the RDW Note at any time upon seven days’ written notice to RDW.

KBM Note

On January 14, 2015, the Company entered into a Securities Purchase Agreement with KBM Worldwide, Inc. ("KBM"), for the sale of an 8% convertible note in the principal amount of $54,000 (the "KBM Note"). The financing closed on January 16, 2015.

The KBM Note bears interest at the rate of 8% per annum. Upon an event of default, interest will accrue at 22% per annum. All interest and principal must be repaid on October 16, 2015. Beginning July 14, 2015 (180 days from the Issue Date), the principal and interest underlying the KBM Note is convertible into common stock, at KBM's option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the ten trading day period prior to conversion, subject to adjustment. The Company may prepay the KBM Note in full by paying off all principal, interest and any other amounts owing multiplied by (i) 115% if prepaid during the period commencing on the Issue Date through 30 days thereafter, (ii) 120% if prepaid between 31 days and 60 days following the Issue Date, (iii) 125% if prepaid between 61 days and 90 days following the Issue Date, (iv) 130% if prepaid between 91 days and 120 days following the Issue Date, (v) 135% if prepaid between 121 days and 150 days following the Issue Date, and (vi) 140% if prepaid between 151 days and 180 days following the Issue Date. After the expiration of 180 days following the date of the KBM Note, the Company has no right of prepayment.

Pursuant to the Securities Purchase Agreement with KBM, the Company also granted KBM a right of first refusal, for a period of six months following the closing date, to participate in certain future equity (or debt with equity component) financings less than $100,000.

The issuance of the RDW Note and KBM Note were made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) of the Act and/or Rule 506(b) of Regulation D promulgated there under since, among other things, the above transactions did not involve public offerings. The above investors are accredited investors, had access to information about the Company and their investments, took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing summaries of the terms of the RDW Note, KBM Note, and KBM Securities Purchase Agreement are subject to, and qualified in their entirety by, the agreements and instruments attached hereto as Exhibits 4.2, 4.3, and 10.2 , respectively, which are incorporated by reference herein.

Item 8.01    Other Information

On January 20, 2015, the Company issued a press release regarding the entry into the Agreement.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference therein.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.  The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

4.1	10% Convertible Promissory Note dated January 16, 2015 issued to RDW Capital, LLC
4.2	8% Convertible Promissory Note dated January 14, 2015 issued to KBM Worldwide, Inc.
10.1	Purchase Contract dated January 16, 2015 by and between the Company and JTB Real Estate LLLP
10.2	Securities Purchase Agreement dated January 14, 2015 by and between the Company and KBM Worldwide, Inc.
99.1	Press release of the Company, dated January 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAN ENTERPRISES, INC.

January 22, 2015	By:	/s/ Kenneth Williams
Kenneth Williams
Chief Executive Officer and Director